EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Alex Smid, Principal Executive Officer and Principal Financial Officer and director of Southridge Environmental Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Annual Report on Form 10-KSB/A of Southridge Environmental Inc. for the year ended August 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Southridge Environmental Inc.

Dated: September 3, 2008	/s/ Alex Smid
Alex Smid
President and Director
(Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer)
Southridge Environmental Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Southridge Environmental Inc. and will be retained by Southridge Environmental Inc. and furnished to the Securities and Exchange Commission or its staff upon request.